Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-30306, No. 333-92757, No. 333-83707, No. 333-34175, No.
33-59099, No. 33-54689, and No. 33-51653) of Thomas Industries Inc. of our report dated February 9, 2000, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                      /s/  Ernst & Young LLP




Louisville, Kentucky
March 22, 2000